Exhibit 99.1

Evolent Health Announces Second Quarter 2019 Results
WASHINGTON, D.C., August 6, 2019 – Evolent Health, Inc. (NYSE: EVH), a company providing an integrated value-based care platform to the nation’s leading physician and payer organizations, today announced financial results for the quarter ended June 30, 2019.

Highlights from the second quarter of 2019 announcement include (all comparisons are to the quarter ended June 30, 2018):

•	GAAP revenue of $192.0 million, an increase of 33.0%; Adjusted Revenue of $192.1 million, an increase of 32.9%.

•	Net income (loss) attributable to Evolent Health, Inc. of $(31.6) million, Adjusted EBITDA of $(7.7) million.

•	Lives on platform of approximately 3.5 million, an increase of 14.4%.

•	Expanded relationships with existing partners, including Passport Health Plan, Lee Health and WakeMed Key Community Care.

•	New partnership agreements supporting Michigan Healthcare Professionals, Integrated ACO and The South Bend Clinic in CMS’s Pathways to Success program in early 2020.

Frank Williams, Chief Executive Officer of Evolent Health, Inc., commented, “We are pleased with our top-line results for the second quarter and that we met our primary strategic objectives for the first half of the year. With six new partners, strong same store growth and a robust pipeline, we feel confident about our emerging growth outlook for 2020. Our focus on pursuing high-growth market segments, delivering demonstrable results for our partners and streamlining operations is driving strong top and bottom-line expansion as we head into Q4 and 2020.”

Mr. Williams commented, “We continue to see considerable momentum in the Medicare and Medicaid markets, from both provider and payer organizations looking to drive improved clinical and administrative performance and better manage risk-bearing arrangements with the support of a proven, technology-enabled partner. This has led to significant opportunities in our pipeline across lines of business and geographies, as evidenced in part by our expanded partner relationships in Medicaid, the Medicare ACO program and Medicare Advantage."

Mr. Williams added, “We are excited to announce new partnerships with Michigan Healthcare Professionals, Integrated ACO and The South Bend Clinic, three provider groups with strong networks of highly-engaged physicians and a reputation for delivering high-quality care. Along with WakeMed Key Community Care, who is a new entrant to the Pathways to Success program, we anticipate serving more than 60,000 beneficiaries with the potential to expand that number in the near future. We look forward to working with highly committed physician partners where we see clear alignment from a mission and strategy perspective.”

Mr. Williams concluded, "Lastly, we are pleased to report that we are seeing progress from our continued focus on driving performance improvement for Passport Health Plan. This year, we have collaborated with Passport to expand its clinical footprint with a focus on integrated care while generating significant improvements in administrative and clinical costs. Our focus on care management, integrated behavioral health, pharmacy management and specialty cost management through New Century Health is delivering demonstrably improved outcomes for Medicaid beneficiaries consistent with Passport’s focus on improving community health.”

Financial Results of Evolent Health, Inc.
In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, are included in this earnings release. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.

Reported Results

Evolent Health, Inc. reported the following GAAP results:

•	Total revenue of $192.0 million and $144.3 million for the three months ended June 30, 2019 and 2018, respectively, an increase of 33.0%;

◦
Services revenue of $149.5 million and $125.2 million for the three months ended June 30, 2019 and 2018, respectively, before intersegment eliminations of $3.1 million and $3.6 million, respectively; and

◦
True Health premiums revenue of $45.8 million and $22.9 million for the three months ended June 30, 2019 and 2018, respectively, before intersegment eliminations of $0.3 million and $0.2 million, respectively.

•	Cost of revenue of $108.4 million and $69.0 million for the three months ended June 30, 2019 and 2018, respectively, an increase of 57.1%;

•	Claims expenses of $36.1 million and $18.4 million for the three months ended June 30, 2019 and 2018, respectively, an increase of 95.8%;

•	Selling, general and administrative expenses of $66.9 million and $57.4 million for the three months ended June 30, 2019 and 2018, respectively, an increase of 16.6%;

•	Net income (loss) attributable to Evolent Health, Inc. of $(31.6) million and $(9.9) million for the three months ended June 30, 2019 and 2018, respectively;

•	Earnings (loss) available to common shareholders, basic and diluted, of $(31.6) million and $(9.9) million for the three months ended June 30, 2019 and 2018, respectively; and

•	Earnings (loss) available to common shareholders, per basic and diluted share, of $(0.38) and $(0.13) for the three months ended June 30, 2019 and 2018, respectively.

Total cash and cash equivalents and investments, at amortized cost, as of June 30, 2019, were $110.0 million.

Adjusted Results

•	Adjusted Revenue of $192.1 million and $144.5 million for the three months ended June 30, 2019 and 2018, respectively, an increase of 32.9%;

◦
Adjusted Services Revenue of $149.7 million and $125.4 million for the three months ended June 30, 2019 and 2018, respectively, before intersegment eliminations of $3.1 million and $3.6 million, respectively; and

◦
True Health premiums revenue of $45.8 million and $22.9 million for the three months ended June 30, 2019 and 2018, respectively, before intersegment eliminations of $0.3 million and $0.2 million, respectively.

•	Adjusted Cost of Revenue of $106.6 million and $68.2 million for the three months ended June 30, 2019 and 2018, respectively, an increase of 56.4%;

•	Claims expenses of $36.1 million and $18.4 million for the three months ended June 30, 2019 and 2018, respectively, an increase of 95.8%;

•	Adjusted Selling, General and Administrative Expenses of $57.1 million and $53.0 million for the three months ended June 30, 2019 and 2018, respectively, an increase of 7.6%;

•	Adjusted EBITDA of $(7.7) million and $4.9 million for the three months ended June 30, 2019 and 2018, respectively;

◦	Services Adjusted EBITDA of $(8.8) million and $5.6 million for three months ended June 30, 2019 and 2018, respectively; and

◦	True Health Adjusted EBITDA of $1.1 million and $(0.8) million for the three months ended June 30, 2019 and 2018, respectively.

•	Adjusted Earnings (Loss) Available for Class A and Class B Shareholders of $(21.4) million and $(2.3) million for the three months ended June 30, 2019 and 2018, respectively; and

•	Adjusted Earnings (Loss) per Share Available for Class A and Class B Shareholders of $(0.26) and $(0.03) for the three months ended June 30, 2019 and 2018, respectively.

Business Outlook

We are not providing forward looking guidance for GAAP reported financial measures. A reconciliation of forward looking non-GAAP financial measures to the most comparable GAAP financial measure is provided in the “Guidance Reconciliation” table below. For the full year 2019, we are narrowing the range for Adjusted Revenue to be in the range of $825.0 million to $850.0 million. The components of Adjusted Revenue include Adjusted Services Revenue, which is forecasted to be approximately $664.0 million to $684.0 million, and True Health premiums revenue, which is forecasted to be approximately $175.0 million to $180.0 million; intersegment eliminations are forecasted to be approximately $(14.0) million for the full year. We are lowering our target for Adjusted EBITDA to be in the range of $(10.0) million to $(2.0) million.

For the three months ending September 30, 2019, Adjusted Revenue is expected to be in the range of approximately $213.5 million to $225.5 million. The components of Adjusted Revenue include Adjusted Services Revenue, which is forecasted to be approximately $175.0 million to $185.0 million, and True Health premiums revenue, which is forecasted to be approximately $42.0 million to $44.0 million; intersegment eliminations are forecasted to be approximately $(3.5) million for the quarter. Adjusted EBITDA is expected to be in the range of approximately $2.0 million to $6.0 million.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”).

Web and Conference Call Information
As previously announced, Evolent Health, Inc. will hold a conference call to discuss its second quarter performance this evening, August 6, 2019, at 5:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join the Evolent Health call. Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company’s website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.
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About Evolent Health
Evolent Health partners with leading provider and payer organizations to achieve superior clinical and financial results in value-based care and under full-risk arrangements. With a provider heritage and over 20 years of health plan administration experience, Evolent operates in more than 35 U.S. health care markets, actively managing care across Medicare, Medicaid, commercial and self-funded adult and pediatric populations. With the experience to drive change, Evolent confidently stands by a commitment to achieve results. For more information, visit www.evolenthealth.com.

Contacts:

Bob East	Kim Conquest
443.213.0500	540.435.2095
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	KConquest@evolenthealth.com

Financial Statement Presentation
Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. The financial results of Evolent Health LLC are consolidated in the financial statements of Evolent Health, Inc.
Non-GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue, Adjusted Platform and Operations Services Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Total Operating Expenses, Adjusted Operating Income (Loss), Adjusted EBITDA, Services Adjusted EBITDA, True Health Adjusted EBITDA, Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders and Adjusted Weighted-Average Class A and Class B Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue are defined as transformation services revenue and platform and operations services revenue, respectively, before the effect of intersegment eliminations and adjusted to exclude the impact of purchase accounting adjustments. In addition, the company’s Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue for the six months ended June 30, 2018, include a $4.5 million adjustment related to revenue that was contracted for prior to 2018 and that was properly excluded from revenue in our 2017 results under the revenue recognition rules then in effect under Accounting Standards Codification (“ASC”) 605. On January 1, 2018, we adopted the new revenue recognition rules under ASC 606 using the modified retrospective method, which required us to include this $4.5 million as part of the cumulative transition adjustment to beginning retained earnings as of January 1, 2018. This is a one-time adjustment and it will not reoccur in future periods.

Adjusted Services Revenue is defined as the sum of Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue. Adjusted Revenue is defined as the sum of Adjusted Services Revenue and True Health premiums revenue, less relevant intersegment eliminations. Management uses Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue as supplemental performance measures because they reflect a complete view of the operational results. The measures are also useful to investors because they reflect the full view of our operational performance in line with how we generate our long term forecasts.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations, securities offerings and other one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long term operational costs while removing the effect of costs that are one-time (e.g. transaction costs) and non-cash (e.g. stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is further adjusted to exclude the impact of one-time adjustments, such as goodwill impairment, severance costs, items arising from acquisitions and business combinations and other transactions, such as gain (loss) on disposal of assets, changes in fair value of contingent consideration and indemnification asset.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures.

Adjusted EBITDA is the sum of Services Adjusted EBITDA and True Health Adjusted EBITDA and is defined as EBITDA (net income (loss) attributable to Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude income (loss) from equity method investees, gain (loss) on disposal of assets, changes in fair value of contingent consideration and indemnification asset, other income (expense), net, net (income) loss attributable to non-controlling interests, ASC 606 transition adjustments, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations, and other one-time adjustments. Management uses Adjusted EBITDA as a supplemental performance measure because the removal of transaction costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Class A and Class B Shareholders is defined as earnings (loss) available to common shareholders adjusted to exclude income (loss) from equity method investees, (provision) benefit for income taxes, other income (expenses), net, gain (loss) on disposal of assets, change in fair value of contingent consideration and indemnification asset, net (income) loss attributable to non-controlling interests, ASC 606 transition adjustments, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, transaction costs related to acquisitions and business combinations and other one-time adjustments.

Adjusted Weighted-Average Class A and Class B Shares is defined as weighted average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares.

Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders is defined as Adjusted Earnings (Loss) Available to Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares, and reflects the adjustments made in those non-GAAP measures.

Management uses Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Weighted-Average Class A and Class B Shares and Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders because these performance measures represent our core operating performance distributed amongst all of our investors which is not represented by the GAAP results across time due to our complex equity structure. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

(in thousands, except per share data)	For the Three		For the Six
	Months Ended		Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue
Transformation services	$1,944	$8,215	$5,297	$14,720
Platform and operations services	144,522	113,346	291,814	223,164
Premiums	45,493	22,737	92,604	46,128
Total revenue	191,959	144,298	389,715	284,012

Expenses
Cost of revenue (exclusive of depreciation and amortization
expenses presented separately below)	108,383	69,003	225,824	140,978
Claims expenses	36,085	18,428	73,842	35,177
Selling, general and administrative expenses	66,932	57,403	141,770	112,929
Depreciation and amortization expenses	15,292	10,034	29,558	19,530
(Gain) loss on disposal of assets	(9,600)	—	(9,600)	—
Change in fair value of contingent consideration and indemnification asset	100	(1,604)	200	(1,504)
Total operating expenses	217,192	153,264	461,594	307,110
Operating income (loss)	(25,233)	(8,966)	(71,879)	(23,098)
Interest income	842	878	1,902	1,950
Interest expense	(3,620)	(855)	(7,182)	(1,708)
Income (loss) from equity method investees	(1,904)	(1,275)	(2,328)	(1,406)
Other Income (expense), net	(587)	78	(160)	60
Income (loss) before income taxes and
non-controlling interests	(30,502)	(10,140)	(79,647)	(24,202)
Provision (benefit) for income taxes	1,398	(109)	902	(106)
Net income (loss)	(31,900)	(10,031)	(80,549)	(24,096)
Net income (loss) attributable to non-controlling interests	(285)	(115)	(2,195)	(554)
Net income (loss) attributable to Evolent Health, Inc.	$(31,615)	$(9,916)	$(78,354)	$(23,542)

Earnings (Loss) Available to Common Shareholders
Basic and Diluted	$(31,615)	$(9,916)	$(78,354)	$(23,542)

Earnings (Loss) per Common Share
Basic and Diluted	$(0.38)	$(0.13)	$(0.97)	$(0.31)

Weighted-Average Common Shares Outstanding
Basic and Diluted	82,289	77,209	80,820	76,297

Comprehensive income (loss)
Net income (loss)	$(31,900)	$(10,031)	$(80,549)	$(24,096)
Other comprehensive income (loss), net of taxes, related to:
Foreign currency translation adjustment	11	(148)	35	(148)
Total comprehensive income (loss)	(31,889)	(10,179)	(80,514)	(24,244)
Total comprehensive income (loss) attributable to
non-controlling interests	(285)	(115)	(2,195)	(554)
Total comprehensive income (loss) attributable to
Evolent Health, Inc.	$(31,604)	$(10,064)	$(78,319)	$(23,690)

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	As of	As of
	June 30,	December 31,
	2019	2018
Cash and cash equivalents	$92,821	$228,320
Restricted cash	44,346	160,005
Restricted investments	812	818
Total current assets	240,864	487,966
Investments, at amortized cost	17,132	10,010
Intangible assets, net	326,586	335,036
Goodwill	772,164	768,124
Total assets	1,652,256	1,722,281

Accounts payable	28,758	146,760
Long-term debt, net of discount	225,642	221,041
Total liabilities	505,500	532,925
Total shareholders' equity (deficit) attributable to
Evolent Health, Inc.	1,130,678	1,143,824
Non-controlling interests	16,078	45,532
Total liabilities and shareholders' equity (deficit)	1,652,256	1,722,281

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

(in thousands)	For the Six
	Months Ended
	June 30,
	2019	2018
Net cash and restricted cash provided by (used in) operating activities	$(39,242)	$(18,004)
Net cash and restricted cash provided by (used in) investing activities	(90,816)	(19,376)
Net cash and restricted cash provided by (used in) financing activities	(121,071)	(3,665)
Effect of exchange rate on cash and cash equivalents and restricted cash	(29)	7

Net increase (decrease) in cash and cash equivalents and restricted cash	(251,158)	(41,038)
Cash and cash equivalents and restricted cash as of beginning-of-period	388,325	295,363
Cash and cash equivalents and restricted cash as of end-of-period	$137,167	$254,325

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(unaudited)

(in thousands)	For the Three Months Ended June 30, 2019			For the Three Months Ended June 30, 2018
							Evolent Health, Inc.		Evolent Health, Inc.
	Evolent		Evolent	Evolent		Evolent	as Reported		as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services (1)	$1,944	$—	$1,944	$8,215	$—	$8,215	$(6,271)	(76.3)%	$(6,271)	(76.3)%
Platform and operations services (1)	144,522	165	144,687	113,346	216	113,562	31,176	27.5%	31,125	27.4%
Premiums	45,493	—	45,493	22,737	—	22,737	22,756	100.1%	22,756	100.1%
Total revenue	191,959	165	192,124	144,298	216	144,514	47,661	33.0%	47,610	32.9%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (2)	108,383	(1,738)	106,645	69,003	(815)	68,188	39,380	57.1%	38,457	56.4%
Claims expenses	36,085	—	36,085	18,428	—	18,428	17,657	95.8%	17,657	95.8%
Selling, general and
administrative expenses (3)	66,932	(9,864)	57,068	57,403	(4,390)	53,013	9,529	16.6%	4,055	7.6%
Depreciation and amortization
expenses (4)	15,292	(6,359)	8,933	10,034	(2,769)	7,265	5,258	52.4%	1,668	23.0%
(Gain) loss on disposal of assets (5)	(9,600)	9,600	—	—	—	—	(9,600)	—%	—	—%
Change in fair value of contingent
consideration and indemnification asset (6)	100	(100)	—	(1,604)	1,604	—	1,704	106.2%	—	—%
Total operating expenses	217,192	(8,461)	208,731	153,264	(6,370)	146,894	63,928	41.7%	61,837	42.1%
Operating income (loss)	$(25,233)	$8,626	$(16,607)	$(8,966)	$6,586	$(2,380)	$(16,267)	(181.4)%	$(14,227)	—%

Total operating expenses as a
percentage of total revenue	113.1%		108.6%	106.2%		101.6%

(1)
Adjustments to platform and operations services revenue include deferred revenue purchase accounting adjustments of approximately $0.2 million for the three months ended June 30, 2019 and 2018, resulting from our acquisitions and business combinations.

(2)
Adjustments to cost of revenue include approximately $0.9 million and $0.4 million in stock-based compensation expense for the three months ended June 30, 2019 and 2018, respectively. The adjustments also include approximately $0.7 million and $0.5 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the three months ended June 30, 2019 and 2018, respectively. Adjustments also include transaction costs of $0.1 million for the three months ended June 30, 2019 and 2018, resulting from acquisitions and business combinations.

(3)
Adjustments to selling, general and administrative expenses include $3.9 million and $4.3 million in stock-based compensation expense for the three months ended June 30, 2019 and 2018, respectively. Adjustments also include transaction costs of $2.1 million and $0.1 million for the three months ended June 30, 2019 and 2018, respectively, resulting from acquisitions and business combinations. Adjustments also include one-time severance costs of approximately $3.9 million for the three months ended June 30, 2019.

(4)
Adjustments to depreciation and amortization expenses of approximately $6.4 million and $2.8 million for the three months ended June 30, 2019 and 2018, respectively, relate to amortization of intangible assets acquired via asset acquisition and business combinations.

(5)	The adjustment reverses the impact of deconsolidation gain related to Global Health transaction.

(6)	The adjustment reverses the impact of changes in fair value of our contingent consideration and indemnification asset.

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(unaudited)

(in thousands)	For the Six Months Ended June 30, 2019			For the Six Months Ended June 30, 2018
							Evolent Health, Inc.		Evolent Health, Inc.
	Evolent		Evolent	Evolent		Evolent	as Reported		as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services (1)	$5,297	$—	$5,297	$14,720	$3,655	$18,375	$(9,423)	(64.0)%	$(13,078)	(71.2)%
Platform and operations services (1)	291,814	761	292,575	223,164	1,276	224,440	68,650	30.8%	68,135	30.4%
Premiums	92,604	—	92,604	46,128	—	46,128	46,476	100.8%	46,476	100.8%
Total revenue	389,715	761	390,476	284,012	4,931	288,943	105,703	37.2%	101,533	35.1%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (2)	225,824	(3,347)	222,477	140,978	(2,451)	138,527	84,846	60.2%	83,950	60.6%
Claims expenses	73,842	—	73,842	35,177	—	35,177	38,665	109.9%	38,665	109.9%
Selling, general and
administrative expenses (3)	141,770	(25,161)	116,609	112,929	(10,488)	102,441	28,841	25.5%	14,168	13.8%
Depreciation and amortization
expenses (4)	29,558	(12,094)	17,464	19,530	(5,405)	14,125	10,028	51.3%	3,339	23.6%
(Gain) loss on disposal of assets (5)	(9,600)	9,600	—	—	—	—	(9,600)	—%	—	—%
Change in fair value of contingent
consideration and indemnification asset (6)	200	(200)	—	(1,504)	1,504	—	1,704	113.3%	—	—%
Total operating expenses	461,594	(31,202)	430,392	307,110	(16,840)	290,270	154,484	50.3%	140,122	48.3%
Operating income (loss)	$(71,879)	$31,963	$(39,916)	$(23,098)	$21,771	$(1,327)	$(48,781)	(211.2)%	$(38,589)	(2,908.0)%
Total operating expenses as a
percentage of total revenue	118.4%		110.2%	108.1%		100.5%

(1)
Adjustments to platform and operations services revenue include deferred revenue purchase accounting adjustments of approximately $0.8 million and $0.4 million for the six months ended June 30, 2019 and 2018, respectively, resulting from our acquisitions and business combinations. Adjustments to transformation services revenue and platform and operations services revenue for the six months ended June 30, 2018, also include approximately $3.7 million and $0.8 million, respectively, resulting from our transition adjustments related to the implementation of ASC 606.

(2)
Adjustments to cost of revenue include approximately $1.7 million and $0.8 million in stock-based compensation expense for the six months ended June 30, 2019 and 2018, respectively. The adjustments also include approximately $1.5 million and $1.0 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the six months ended June 30, 2019 and 2018, respectively. Adjustments also include transaction costs of $0.1 million resulting from acquisitions and business combinations for the six months ended June 30, 2019. Adjustments also include one-time severance costs of approximately $0.7 million for the six months ended June 30, 2018.

(3)
Adjustments to selling, general and administrative expenses include $7.6 million and $7.8 million in stock-based compensation expense for the six months ended June 30, 2019 and 2018, respectively. Adjustments also include transaction costs of $3.1 million and $1.9 million for the six months ended June 30, 2019 and 2018, respectively, resulting from acquisitions and business combinations. Adjustments also include one-time severance costs of approximately $14.5 million and $0.8 million for the six months ended June 30, 2019 and 2018, respectively.

(4)
Adjustments to depreciation and amortization expenses of approximately $12.1 million and $5.4 million for the six months ended June 30, 2019 and 2018, respectively, relate to amortization of intangible assets acquired via asset acquisition and business combinations.

(5)	The adjustment reverses the impact of deconsolidation gain related to Global Health transaction.

(6)	The adjustment reverses the impact of changes in fair value of our contingent consideration and indemnification asset.

Evolent Health, Inc.
Segment Results
(unaudited)

			Intersegment
	Services	True Health	Eliminations	Consolidated
Adjusted Revenue
Three Months Ended June 30, 2019
Services:
Adjusted Transformation Services	$1,944	$—	$—	$1,944
Adjusted Platform and Operations Services	147,764	—	(3,077)	144,687
Adjusted Services Revenue	149,708	—	(3,077)	146,631
True Health:
Premiums	—	45,764	(271)	45,493
Adjusted Revenue	149,708	45,764	(3,348)	192,124
Purchase accounting adjustments (1)	(165)	—	—	(165)
Total revenue	$149,543	$45,764	$(3,348)	$191,959

Three Months Ended June 30, 2018
Services:
Adjusted Transformation Services	$8,215	$—	$—	$8,215
Adjusted Platform and Operations Services	117,177	—	(3,615)	113,562
Adjusted Services Revenue	125,392	—	(3,615)	121,777
True Health:
Premiums	—	22,939	(202)	22,737
Adjusted Revenue	125,392	22,939	(3,817)	144,514
Purchase accounting adjustments (1)	(216)	—	—	(216)
Total revenue	$125,176	$22,939	$(3,817)	$144,298

			Segments
	Services	True Health	Total
Three Months Ended June 30, 2019
Adjusted EBITDA	$(8,797)	$1,123	$(7,674)

Three Months Ended June 30, 2018
Adjusted EBITDA	$5,643	$(758)	$4,885

(1)
Purchase accounting adjustments pertain to Adjusted Platform and Operations Services Revenue. There were no purchase accounting adjustments in relation to Adjusted Transformation Services Revenue or True Health premiums revenue.

Evolent Health, Inc.
Segment Results
(unaudited)

			Intersegment
	Services	True Health	Eliminations	Consolidated
Adjusted Revenue
Six Months Ended June 30, 2019
Services:
Adjusted Transformation Services	$5,297	$—	$—	$5,297
Adjusted Platform and Operations Services	298,710	—	(6,135)	292,575
Adjusted Services Revenue	304,007	—	(6,135)	297,872
True Health:
Premiums	—	93,140	(536)	92,604
Adjusted Revenue	304,007	93,140	(6,671)	390,476
Purchase accounting adjustments (1)	(761)	—	—	(761)
Total revenue	$303,246	$93,140	$(6,671)	$389,715

Six Months Ended June 30, 2018
Services:
Adjusted Transformation Services	$18,375	$—	$—	$18,375
Adjusted Platform and Operations Services	231,852	—	(7,412)	224,440
Adjusted Services Revenue	250,227	—	(7,412)	242,815
True Health:
Premiums	—	46,524	(396)	46,128
Adjusted Revenue	250,227	46,524	(7,808)	288,943
ASC 606 transition adjustment (2)	(4,498)	—	—	(4,498)
Purchase accounting adjustments (1)	(433)	—	—	(433)
Total revenue	$245,296	$46,524	$(7,808)	$284,012

			Segments
	Services	True Health	Total
Six Months Ended June 30, 2019
Adjusted EBITDA	$(24,296)	$1,844	$(22,452)

Six Months Ended June 30, 2018
Adjusted EBITDA	$12,609	$189	$12,798

(1)
Purchase accounting adjustments pertain to Adjusted Platform and Operations Services Revenue. There were no purchase accounting adjustments in relation to Adjusted Transformation Services Revenue or True Health premiums revenue.

(2) Adjustment to Adjusted Transformation Services Revenue was approximately $3.7 million and the adjustment to Adjusted Platform and Operations Services Revenue was approximately $0.8 million. See “Non-GAAP Financial Measures” above for more information on adjustments pertaining to the implementation of ASC 606.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Evolent Health, Inc.
(unaudited)

(in thousands)	For the Three		For the Six
	Months Ended		Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net Income (Loss) Attributable to
Evolent Health, Inc.	$(31,615)	$(9,916)	$(78,354)	$(23,542)
Less:
Interest income	842	878	1,902	1,950
Interest expense	(3,620)	(855)	(7,182)	(1,708)
(Provision) benefit for income taxes	(1,398)	109	(902)	106
Depreciation and amortization expenses	(15,292)	(10,034)	(29,558)	(19,530)
EBITDA	(12,147)	(14)	(42,614)	(4,360)
Less:
Income (loss) from equity method investees	(1,904)	(1,275)	(2,328)	(1,406)
Gain (loss) on disposal of assets	9,600	—	9,600	—
Change in fair value of contingent consideration
and indemnification asset	(100)	1,604	(200)	1,504
Other income (expense), net	(587)	78	(160)	60
Net (income) loss attributable to
non-controlling interests	285	115	2,195	554
ASC 606 transition adjustments	—	—	—	(4,498)
Purchase accounting adjustments	(165)	(216)	(761)	(433)
Stock-based compensation expense	(4,750)	(4,718)	(9,287)	(8,513)
Severance costs	(3,881)	105	(14,483)	(1,489)
Amortization of contract cost assets	(776)	(578)	(1,552)	(1,139)
Transaction costs	(2,195)	(14)	(3,186)	(1,798)
Adjusted EBITDA	$(7,674)	$4,885	$(22,452)	$12,798

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Class A and Class B
Shareholders to Earnings (Loss) Available to Common Shareholders
(unaudited)

(in thousands, except per share data)	For the Three		For the Six
	Months Ended		Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Earnings (Loss) Available to
Common Shareholders - Basic and Diluted (a)	$(31,615)	$(9,916)	$(78,354)	$(23,542)
Less:
Income (loss) from equity method investees	(1,904)	(1,275)	(2,328)	(1,406)
(Provision) benefit for income taxes	—	129	—	136
Other income (expense), net	—	—	431	—
Gain (loss) on disposal of assets	9,600	—	9,600	—
Change in fair value of contingent consideration
and indemnification asset	(100)	1,604	(200)	1,504
Net (income) loss attributable to
non-controlling interests	285	115	2,195	554
ASC 606 Transition Adjustment	—	—	—	(4,498)
Purchase accounting adjustments	(6,524)	(2,985)	(12,855)	(5,838)
Stock-based compensation expense	(4,750)	(4,718)	(9,287)	(8,513)
Severance costs	(3,881)	105	(14,483)	(1,489)
Amortization of contract cost assets	(776)	(578)	(1,552)	(1,139)
Transaction costs	(2,195)	(14)	(3,186)	(1,798)
Adjusted Earnings (Loss) Available
to Class A and Class B Shareholders (b)	$(21,370)	$(2,299)	$(46,689)	$(1,055)

Earnings (Loss) per Share Available to
Common Shareholders - Basic and Diluted (a) (1)	$(0.38)	$(0.13)	$(0.97)	$(0.31)

Adjusted Earnings (Loss) per Share Available
to Class A and Class B Shareholders (b) (2)	$(0.26)	$(0.03)	$(0.56)	$(0.01)

Weighted-average common shares - basic	82,289	77,209	80,820	76,297
Weighted-average common shares - diluted	82,289	77,209	80,820	76,297
Adjusted Weighted-Average Class A
and Class B Shares (3)	83,369	78,071	82,949	77,795

(1)	For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

(2)	Represents Adjusted Earnings (Loss) Available to Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares as described in footnote 3 below.

(3)
Represents the weighted-average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares. See the reconciliation of Adjusted Weighted-Average Class A and Class B Shares to diluted weighted-average common shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Class A and Class B
Shares to Diluted Weighted-Average Common Shares
(unaudited)

(in thousands)	For the Three		For the Six
	Months Ended		Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Weighted-average common shares - diluted	82,289	77,209	80,820	76,297
Assumed conversion of Class B common
shares to Class A common shares	1,080	862	2,129	1,498
Adjusted Weighted-Average Class A and Class B Shares	83,369	78,071	82,949	77,795

Evolent Health, Inc.
Guidance Reconciliation
(unaudited)

(in thousands)	For the Three	For the Twelve
	Months Ended	Months Ended
	September 30,	December 31,
	2019	2019
Services revenue	$179,800	$672,800
Purchase accounting adjustments	200	1,200
Adjusted Services Revenue	180,000	674,000
Premiums revenue	43,000	177,500
Intersegment eliminations	(3,500)	(14,000)
Adjusted Revenue	$219,500	$837,500

Net Income (Loss) Attributable to
Evolent Health, Inc.	$(22,320)	$(126,877)
Less:
Interest income	500	2,000
Interest expense	(3,000)	(12,000)
Depreciation and amortization expenses	(15,000)	(60,000)
EBITDA	(4,820)	(56,877)
Less:
Income (loss) from equity method investees	(2,000)	(6,000)
Net (income) loss attributable to
non-controlling interests	180	1,023
Purchase accounting adjustments	(200)	(1,200)
Stock-based compensation expense	(5,000)	(20,000)
Severance costs	—	(14,500)
Amortization of contract cost assets	(800)	(3,200)
Transaction costs	(1,000)	(7,000)
Adjusted EBITDA	$4,000	$(6,000)

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like:  “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•
the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of our relationship or contract with Passport or another significant partner, or multiple partners in the aggregate;

•
uncertainty relating to expected future revenues from and our relationship with one of our largest customers, Passport, and the value of our pending investment in Passport, including as a result of the ongoing Medicaid request for proposal process in the Commonwealth of Kentucky;

•	the structural change in the market for health care in the United States;

•	uncertainty in the health care regulatory framework, including the potential impact of policy changes;

•	uncertainty in the public exchange market;

•	the uncertain impact of CMS waivers to Medicaid rules and changes in membership and rates;

•	the uncertain impact the results of elections may have on health care laws and regulations;

•	our ability to effectively manage our growth and maintain an efficient cost structure;

•	our ability to offer new and innovative products and services;

•
risks related to completed and future acquisitions, investments, alliances and joint ventures, including the partnership with Global Health, the acquisition of assets from New Mexico Health Connections (“NMHC”), and the acquisitions of Valence Health Inc., excluding Cicerone Health Solutions, Inc. (“Valence Health”), Aldera Holdings, Inc. (“Aldera”), NCIS Holdings, Inc. (“New Century Health”), and the pending transactions with Passport, which may be difficult to integrate, divert management resources, or result in unanticipated costs or dilute our stockholders;

•	our ability to consummate opportunities in our pipeline;

•
certain risks and uncertainties associated with the pending Passport transaction, the acquisition of assets from NMHC and the acquisitions of Valence Health, Aldera and New Century Health, including future revenues may be less than expected, the timing and extent of new lives expected to come onto the platform may not occur as expected and the expected results of Evolent may not be impacted as anticipated;

•	risks relating to our ability to maintain profitability for our and New Century Health’s performance-based contracts and products, including capitation and risk-bearing contracts;

•
the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including governmental funding reductions and other policy changes, enrollment numbers for our partners’ plans (including in Florida), premium pricing reductions, selection bias in at-risk membership and the ability to control and, if necessary, reduce health care costs;

•	our ability to attract new partners and successfully capture new growth opportunities;

•	the increasing number of risk-sharing arrangements we enter into with our partners;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to estimate the size of our target markets;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	risks related to governmental payer audits and actions, including whistleblower claims;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property, including trademarks;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;

•	our reliance on third parties and licensed technologies;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	online security risks and breaches or failures of our security measures, including with respect to privacy of health information;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	our reliance on third-party vendors to host and maintain our technology platform;

•	our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;

•	the risk of a significant reduction in the enrollment in our health plan;

•	our ability to accurately underwrite performance-based risk-bearing contracts;

•	risks related to our offshore operations;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	the risk of potential future goodwill and intangible asset impairment on our results of operations;

•	our indebtedness and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	the requirements of being a public company;

•	our adjusted results may not be representative of our future performance;

•	the risk of potential future litigation;

•	the impact of changes in accounting principles and guidance on our reported results;

•	our holding company structure and dependence on distributions from Evolent Health LLC;

•	our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	our ability to utilize benefits under the tax receivables agreement described herein;

•
our ability to realize all or a portion of the tax benefits that we currently expect to result from past and future exchanges of Class B common units of Evolent Health LLC for our Class A common stock, and to utilize certain tax attributes of Evolent Health Holdings and an affiliate of TPG Global, LLC (along with its affiliates, “TPG”);

•	distributions that Evolent Health LLC will be required to make to us and to the other members of Evolent Health LLC;

•	our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;

•	different interests among our pre-IPO investors, or between us and our pre-IPO investors;

•	the terms of agreements between us and certain of our pre-IPO investors;

•	the conditional conversion feature of the 2025 Notes, which, if triggered, could require us to settle the 2025 Notes in cash;

•	the impact of the accounting method for convertible debt securities that may be settled in cash;

•	the potential volatility of our Class A common stock price;

•
the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale or if a large number of Class B common units are exchanged for shares of Class A common stock;

•
provisions in our second amended and restated certificate of incorporation and second amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	the ability of certain of our investors to compete with us without restrictions;

•
provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•	our intention not to pay cash dividends on our Class A common stock;

•	our ability to maintain effective internal control over financial reporting;

•	our expectations regarding the additional management attention and costs that will be required as we have transitioned from an “emerging growth company” to a “large accelerated filer”; and

•	our lack of public company operating experience.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2018, and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.